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UNION                                                          EXHIBIT 10.23(iv)
BANK OF
CALIFORNIA

                             SUBORDINATION AGREEMENT

                                  ("AGREEMENT")

TO:     UNION BANK OF CALIFORNIA, N.A.
        7108 North Fresno Street, Suite 200
        Fresno, CA 93720

        The undersigned, W.R. Carpenter North America, Inc. ("Creditor"), is interested in the financial success of UpRight, Inc. ("Debtor") and acknowledges that UNION BANK OF CALIFORNIA, N.A. ("Bank") has entered or is presently intending to enter into certain financing arrangements with Debtor. Creditor agrees that the financing arrangements between Bank and Debtor are in Debtor's and Creditor's best interest and, in order to induce Bank to enter into or continue such financing arrangements, Creditor agrees as follows:

        1. The term "Obligations" is used in this Agreement in its broadest and most comprehensive sense and shall mean all present and future indebtedness of Debtor which may be, from time to time, incurred by Debtor, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law.

        2. The term "Creditor Obligations" shall mean all Obligations owing at anytime by Debtor to Creditor.

        3. Except as provided in section 5, below, the Creditor Obligations are hereby subordinated and subject, in the manner and to the extent described below, to any and all Obligations owed by Debtor to Bank, Including, but not limited to, Obligations arising pursuant to any agreements between Bank and Debtor, now or hereafter existing, whether matured or not ("Bank Obligations"), so long as any Bank Obligations shall remain unpaid, in whole or in part, or Bank is committed or otherwise obligated to extend credit to Debtor.

        4. So long as any of the Bank Obligations remain unpaid, in whole or in part, or so long as Bank is committed or otherwise obligated to extend credit to Debtor, Creditor agrees that, except to the extent that payments under the Creditor Obligations are permitted under Section 5 below, Creditor shall not:
(a) collect, or receive payment upon, by setoff or in any other manner, all or any portion of the Creditor Obligations now or hereafter existing; (b) sell, assign, transfer, pledge, or give a security interest in the Creditor Obligations (except subject expressly to this Agreement); (c) declare or in any other manner find or hold Debtor in default under the Creditor Obligations; (d) enforce or apply any security, now or hereafter existing for the Creditor Obligations; (e) commence, prosecute or participate in any administrative, legal, or equitable action against Debtor concerning the Creditor Obligations;
(f) join in any petition for bankruptcy, assignment for the benefit of creditors, or creditors' agreement; (g) take, maintain or enforce any lien or security, which is senior to Bank's interest, in any property, real or personal, to secure the Creditor Obligations; or (h) Incur any obligation to, or receive any loans, advances, dividends, payments of any kind or gifts from Debtor.

        5. Notwithstanding the preceding section, so long as Debtor has made each and every payment of principal and interest due and owing to Bank, and is not in default under any of Debtor's agreements with Bank and none of the following payments would cause such default, then: (a) Creditor shall be entitled to receive regularly scheduled payments of principal and interest.

        6. Except as otherwise expressly agreed to herein, all of the Bank Obligations now or hereafter existing shall be first paid by Debtor before any payment shall be made by Debtor on the Creditor Obligations. This priority of payment shall apply at all times until all of the Bank Obligations have been repaid in full. In the event of any assignment by Debtor for the benefit of Debtor's creditors, any bankruptcy proceedings instituted by or against Debtor, the appointment of any receiver for Debtor or Debtor's business or assets, or any dissolution or other winding up of the affairs of Debtor or of Debtor's business, and in all such cases, the officers of Debtor and any assignee, trustee in bankruptcy, receiver or other person or persons in charge, respectively, are hereby directed to pay to Bank the full amount of the Bank Obligations before making any payments to Creditor.

        7. Creditor agrees that if part or all of the Creditor Obligations are evidenced, now or in the future, by a promissory note or other instrument, Creditor shall place or cause to be placed on its face a legend stating that the payment thereof is subject to the terms of this Agreement and is subordinate to the payment of all the Bank Obligations. Creditor agrees to deliver to Bank a certification in form requested by Bank; and, at any time during the term of this Agreement, at the Bank's request, to deliver the original promissory note or instrument to Bank. Creditor agrees to mark all books of account in such manner as to indicate that payment thereof is subordinated pursuant to the terms of this Agreement. Creditor agrees to execute any recordable subordination agreements, financing statement amendments or other documents reasonably required by Bank to provide notice to others of this Agreement, and agrees to the recording of any such documents as Bank may require.



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        8. Creditor agrees that Bank shall have absolute power and discretion, without notice to Creditor, to deal in any manner with the Bank Obligations, including, interest, costs, and expenses payable by Debtor to Bank, and any security and guaranties therefor including, but not limited to, release, surrender, extension, renewal, acceleration, compromise, or substitution. Creditor hereby waives and agrees not to assert against Bank any rights which a guarantor or surety could exercise; but nothing in this Agreement shall constitute Creditor a guarantor or surety. Creditor hereby waives the right, if any, to require that Bank marshal, or otherwise proceed to dispose of or foreclose upon, collateral Bank may have in any manner or order.

        9. If, at any time hereafter, Bank shall, in its own judgment, determine to discontinue the extension of credit to or on behalf of Debtor, Bank may do so. This Agreement, the obligations of Creditor owing to Bank, and Bank's rights and privileges hereunder shall continue until payment in full of all of the Obligations owing to Bank by Debtor notwithstanding any action or non-action by Bank with respect to the Obligations or with respect to any collateral therefor or any guaranties thereof. All rights, powers and remedies hereunder shall apply to all past, present and future Bank Obligations, including under successive transactions, any of which may continue, renew, increase, decrease or from time to time create new Bank Obligations and notwithstanding that from time to time Bank Obligations theretofore existing may have been paid in full.

        10. Creditor further agrees that in case Creditor should, contrary to
Section 4 above, take or receive any additional security interest in, or additional lien by way of attachment, execution, or otherwise on any property, real or personal, or should take or join in any other measure or advantage contrary to this Agreement, at any time prior to the payment in full of all of the Bank Obligations, Bank shall be entitled to have the same vacated, dissolved and set aside by such proceedings at law, or otherwise, as Bank may deem proper, and this Agreement shall be and constitute full and sufficient grounds therefor and shall entitle Bank to become a party to any proceedings at law, or otherwise, initiated by Bank or by any other party, in or by which Bank may deem it proper to protect its interest hereunder. Creditor agrees that if Creditor violates this Agreement, Creditor shall be liable to Bank for all losses and damages sustained by Bank by reason of such breach.

        11. Except as otherwise expressly agreed to herein, if Creditor shall receive any payments, security interests, or other rights in any property of Debtor in violation of this Agreement, such payment or property shall be received by Creditor in trust for Bank and shall forthwith be delivered and transferred to Bank.

        12. Creditor represents and warrants that Creditor has not previously subordinated the Creditor obligations for the benefit of any other party, and agrees that any such subordinations hereafter executed shall be expressly made subject and subordinate to the terms of this Agreement. Creditor further warrants having established with Debtor adequate means of obtaining, on an ongoing basis, such information as Creditor may require which may affect the ultimate satisfaction by Debtor of the Creditor Obligations. Bank shall have no duty to provide any such information to Creditor.

        13. This Agreement shall be binding upon the successors and assigns of Creditor, and shall inure to the benefit of Bank's successors and assigns.

        14. This Agreement and all rights and liabilities of the parties hereto shall be governed as to validity, interpretation, enforcement and effect by the laws of the State of California.

        15. In the event of any dispute under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs whether or not suit is brought.

        16. This Agreement shall remain in full force and effect until and unless Creditor delivers to Bank written notice that this Agreement has been revoked as to credit granted by Bank subsequent to the delivery of such notice, but delivery of such notice shall not affect any of Creditor's obligations hereunder with respect to credit granted by Bank prior to such delivery.

        17. This Agreement hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between Creditor and Bank.

Dated: _______________

W.R. Carpenter North America, Inc.

/s/ Graham D. Croot                     /s/ Randall Fortel
------------------------------------    ----------------------------------------
Graham Croot                            Randy Fortel
Chief Financial Officer                 Vice President - Finance

        The undersigned, being the Debtor named in the foregoing Agreement, hereby waives its confidentiality rights with respect to such Agreement, accepts and consents to such Agreement, and


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agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to UNION BANK OF CALIFORNIA, N.A. and to pay its Obligations only in accordance therewith.

Dated:  _______________

UpRight, Inc.

/s/ Barris J. Evulich
-----------------------------------     ----------------------------------------
Barris Evulich
Vice President


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